UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 30, 2025

Enact Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40399	46-1579166
(State or other Jurisdiction of	(Commission	(IRS Employer
Incorporation)	File Number)	Identification No.)

8325 Six Forks Road
Raleigh, North Carolina 27615
(919) 846-4100
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	ACT	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.
On September 30, 2025 (the “Closing Date”), Enact Holdings, Inc. (the “Corporation”) entered into a Credit Agreement together with each lender party thereto (collectively, the “Lenders”), and JPMorgan Chase Bank, N.A., as Administrative Agent (the “Agent”).

The Credit Agreement provides for a revolving credit facility in the initial aggregate principal amount of $435 million (the “Revolving Facility”), including a $217.5 million accordion. The Revolving Facility remained undrawn as of the Closing Date. The Revolving Facility replaces the Corporation's prior revolving credit facility, dated June 30, 2022, by and among JPMorgan Chase Bank, N.A., as administrative agent, and the issuing banks and lenders party thereto (hereinafter “2022 Revolving Facility” as defined in Item 1.02 below), as amended.

A summary of the other material terms of the Credit Agreement are set forth below.

Interest Rate and Fees

Borrowings under the Revolving Facility bear interest at a per annum rate equal to, at the option of the Corporation, either (a) (i) Term SOFR plus (ii) 0.10% plus (iii) an applicable margin based on the Corporation’s Senior Unsecured Rating (as defined in the Credit Agreement) and (b) (i) the ABR (as defined in the Credit Agreement) rate plus (ii) an applicable margin based on the Corporation’s Senior Unsecured Rating ; provided that if Adjusted Term SOFR Rate or ABR as so determined would be less than the Floor (as defined in the Credit Agreement), such rate shall be deemed to be equal to the Floor for the purposes of Credit Agreement.

The Corporation is required to pay a commitment fee to the Lenders under the Revolving Facility in respect of any unutilized commitments thereunder. The commitment fee is based on the Corporation’s Senior Unsecured Rating. Based on the Corporation’s current Senior Unsecured Rating, the commitment fee is 0.175%.

Maturity

The Revolving Facility matures on the five-year anniversary of the Closing Date, which is September 30, 2030.

Prepayments

The Corporation may voluntarily repay outstanding loans under the Revolving Facility and terminate commitments in respect of the Revolving Facility, in each case, at any time without premium or penalty.

Unsecured

The Revolving Facility is not secured by the Corporation’s present or future personal assets, intangible assets, or outstanding capital stock.

Certain Covenants and Events of Default

The Credit Agreement contains a number of affirmative and negative covenants. Such covenants, among other things restrict, subject to certain exceptions, the ability of each of the Corporation and its subsidiaries to:

•Incur or guarantee additional indebtedness at subsidiaries of the Corporation that do not guarantee the Revolving Facility;
•Incur certain liens; and
•Merge or consolidate.

The Credit Agreement requires the Corporation to also maintain the following financial covenants:

•A minimum consolidated net worth of the Corporation at any time be less than the sum of (i) $3,729,000,000, (ii) 50% of cumulative consolidated net income of the Corporation for each fiscal quarter of the Corporation (beginning with the fiscal quarter ending September 30, 2025) for which consolidated net income is positive, and (iii) 50% of any increase in the consolidated net worth of the Corporation after the Closing Date resulting from the issuance of capital stock by or capital contributions to, in each case, the Corporation or any of its subsidiaries;
•A maximum debt-to-total capitalization ratio of 0.35 to 1.00; and
•Compliance with all applicable financial requirements under the Private Mortgage Insurer Eligibility Requirements published by the Federal Home Loan Mortgage Corporation and the Federal National Mortgage Association.

For purposes of determining the Corporation’s compliance with the foregoing covenants, the consolidated net worth metric and debt-to-capitalization ratio (including, in each case, any component thereof) are each calculated as set forth in the Credit Agreement.

The Credit Agreement also contains customary affirmative covenants and events of default, and if an event of default occurs and continues, the Corporation is subject to certain actions by the Agent, including, without limitation, the acceleration of repayment of all amounts outstanding under the Credit Agreement.

The foregoing description of the Credit Agreement is only a summary and is qualified in its entirety by reference to the full text of the Credit Agreement filed as Exhibit 10.1 to this report and is incorporated into this Item 1.01 as if fully set forth herein.

Item 1.02	Termination of a Material Definitive Agreement.
On September 30, 2025, the Corporation terminated its 2022 Revolving Facility dated as of June 30, 2022, among the Corporation, as Borrower, JPMorgan Chase Bank, N.A., as administrative agent, and the issuing banks and lenders party thereto (as amended), which established a revolving credit facility in the original amount of $200 million. The 2022 Revolving Facility was terminated in connection with the entry into the Revolving Facility described in Item 1.01 above.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information contained in Item 1.01 of this Current Report on Form 8-K concerning the Credit Agreement is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.
The following materials are exhibits to this Current Report on Form 8-K:

Exhibit Number	Description of Exhibit

10.1*	Credit Agreement, dated September 30, 2025, among Enact Holdings, JPMorgan Chase Bank, N.A., as administrative agent, and the other lenders and agents party thereto.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
* Pursuant to Item 601(a)(5) of Regulation S-K, schedules and similar attachments to this exhibit have been omitted because they do not contain information material to an investment or voting decision and such information is not otherwise disclosed in such exhibit. The Corporation will supplementally provide a copy of any omitted schedule or similar attachment to the U.S. Securities and Exchange Commission or its staff upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Enact Holdings, Inc.

	By:	/s/ Hardin Dean Mitchell
		Name:	Hardin Dean Mitchell
		Title:	Executive Vice President, Chief Financial Officer and Treasurer
Dated: October 1, 2025

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